UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 8, 2004 (October 4, 2004)

Mission Broadcasting, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-62916-02	51-0388022
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

409 Lackawanna Avenue Scranton, PA	18503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(570) 961-2222

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Mission Broadcasting, Inc. (“Mission”) entered into an asset purchase agreement, dated October 4, 2004, with Young Broadcasting, Inc. and Winnebago Television Corporation to acquire all or substantially all of the assets of television station WTVO, an ABC affiliate serving Rockford, Illinois, for approximately $20.75 million. Pursuant to the asset purchase agreement, on or about November 1, 2004, a portion of the purchase price will be paid by Mission to the sellers, and Mission will enter into a time brokerage agreement for WTVO. The acquisition of WTVO will not be completed until the parties have obtained FCC approval. Mission and Nexstar Broadcasting, Inc., will enter into local service agreements for WTVO and Nexstar will begin providing services to Mission through its owned and operated station, WQRF-TV, beginning on or about November 1, 2004. A copy of the asset purchase agreement is hereby furnished as an exhibit attached hereto as Exhibit 2.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated October 4, 2004, by and among Mission Broadcasting, Inc., Young Broadcasting, Inc. and Winnebago Television Corporation.*

*	The registrant agrees to furnish a supplementary copy of any omitted schedule (which are not required to be furnished hereunder) to the Securities Exchange Commission upon its request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISSION BROADCASTING, INC.

	By:	/s/ David Smith
Date: October 8, 2004	Name:	David Smith
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
2.1	Asset Purchase Agreement, dated October 4, 2004, by and among Mission Broadcasting, Inc., Young Broadcasting, Inc. and Winnebago Television Corporation.*

*	The registrant agrees to furnish a supplementary copy of any omitted schedule (which are not required to be furnished hereunder) to the Securities Exchange Commission upon its request.